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                                                                    EXHIBIT 3.26

                            ARTICLES OF INCORPORATION

STATE OF GEORGIA  )
COUNTY OF FULTON  )

                 TO SECRETARY OF STATE OF THE STATE OF OKLAHOMA:

         We, the undersigned Incorporators,

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     Name               Number/Street          City        State
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
L.A. Canero        2 Peachtree Street, N.W.   Atlanta     GA 30303
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D.P. McMahon       2 Peachtree Street, N.W.   Atlanta     GA 30303
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R.L. Tuttle, Jr.   2 Peachtree Street, N.W.   Atlanta     GA 30303
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

being persons legally competent to enter into contracts, for the purpose of forming a corporation under "The Business Corporation Act" of the State of Oklahoma, do hereby adopt the following Articles of Incorporation:

                                   ARTICLE ONE

         The name of this Corporation is:

                              HSA OF OKLAHOMA, INC.
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(must end with "Corporation", "Company", "Incorporated" or "Limited" or an
abbreviation of one).

                                   ARTICLE TWO

         The address of its registered office in the State of Oklahoma is 735 FIRST NATIONAL BUILDING in the city of OKLAHOMA CITY, OKLAHOMA 73102, County of OKLAHOMA and the name of its registered agent at such address is THE CORPORATION COMPANY.

                                  ARTICLE THREE

         The duration of the corporation is: Perpetual
                                            (Perpetual if not otherwise stated).

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                                  ARTICLE FOUR

         The purposes for which this corporation is formed are:

         THE CONSTRUCTION, DEVELOPMENT AND MANAGEMENT OF PSYCHIATRIC HOSPITALS, AND FACILITIES FOR THE CONTROL AND TREATMENT OF ALCOHOL AND DRUG ABUSE AND ANY LAWFUL PURPOSE.

                                  ARTICLE FIVE

         The aggregate number of shares which the corporation shall have authority to allot is $1,000, divided into one classes. The designation of each class, the number of shares of each class, and the par value of the shares of each class are as follows:

CLASS         PAR VALUE PER SHARE              NUMBER OF SHARES

COMMON              $1.00                      Common   1,000

                                               Preferred ___________

                                               TOTAL AUTHORIZED CAPITAL   $1,000

                                   ARTICLE SIX

         The amount of stated capital with which it will begin business is $500, which has been fully paid in. (Not less than $500,000).

                                  ARTICLE SEVEN

         The number and class of shares to be allotted by the corporation before it shall begin business and the consideration to be received by the corporation therefore, are:

   CLASS OF              NUMBER OF          CONSIDERATION TO BE
    SHARES                SHARES             RECEIVED THEREFOR

    COMMON                  500                $1.00 per share

                                  ARTICLE EIGHT

         The number of directors to be elected at the first meeting of the shareholders is THREE. (At least three)

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ARTICLE NINE:     DIRECTORS SHALL BE AUTHORIZED TO ADOPT BYLAWS SUBJECT TO THE
                  POWER OF THE SHAREHOLDERS TO ALTER OR REPEAL.

                                              /s/ L.A. Canero
                                              ---------------
                                              L.A. Canero

                                              /s/ D.P. McMahon
                                              ----------------
                                              D.P. McMahon

                                              /s/ R.L. Tuttle, Jr.
                                              --------------------
                                              R.L. Tuttle Jr.

STATE OF GEORGIA  )
                  ) ss.
COUNTY OF FULTON  )

                  Before me, a Notary Public in and for said County and State on this 21st day of December, 1983, personally appeared L.A. Canero, D.P. McMahon and R.L. Tuttle, Jr. to me known to be the identical persons who executed the foregoing Articles of Incorporation and acknowledge to be that they executed the same as their free and voluntary act and deed for the uses and purposes therein set forth.

                  IN WITNESS WHEREOF, I have hereunto set my hand and seal the day and year above written.

                                                 /s/ Kathy Slayman
                                                 -----------------
                                                 Kathy Slayman (Notary Public)

My Commission expires March 31, 1984
(SEAL)